State Of Indiana
                        Office of the Secretary of State

                             ARTICLES OF AMENDMENT
                                       OF
                            MAS ACQUISITION XI CORP.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.


The name following said transaction will be:
BLUEPOINT LINUX SOFTWARE CORP.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, February 17, 2000.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the city of Indianapolis, February 17, 2000

By:/s/ Sue Anne Gilroy
----------------------
Sue Anne Gilroy
Secretary of State

(SEAL OMITTED)

                          ARTICLES OF AMENDMENT OF THE
                         ARTICLES OF INCORPORATION OF:

Name of Corporation
MAS ACQUISITION XI CORP.

Date of  Incorporation:  October 7, 1996

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of: (indicate appropriate act)

{X} Indiana Business corporation Law

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)

The exact text of Article(s) I of the Articles

(NOTE: if amending the name of corporation, write Article "I" in space above and
write "the name of the Corporation is       below)
                                     ------
The name of the Corporation is Bluepoint Linux Software Corp.


                                   ARTICLE II

Date of each amendment's adoption:

February 16, 2000

                         ARTICLE III Manner of Adoption


[ } SECTION 1 This amendment was adopted by the Board of Directors of incorporators and shareholder action was not required.

[X}  SECTION 2

     The shareholders of the corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:
(Shareholder approval may be either A or B.)

     A vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

        8,519,800 Shares entitled to Vote.
        8,250,000 Number of shares represented at the meeting.
        8,225,000 Shares voted in favor.
                0 Shares voted against.

                 ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, the 5th day of January, 2000

Signature of current officer of chairman of the board

By: /s/ Aaron Taai
------------------
        Aaron Taai, President and Chairman of the Board